Exhibit 99.1
For Further Information, Contact
Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS PURCHASES OPC PEST SERVICES

ATLANTA, Mar 2, 2018 /PRNewswire/ -- Rollins, Inc. (NYSE: ROL) announced today that it has completed its acquisition of OPC Services. OPC Services will continue to operate as a separate business, and one of Rollins' Specialty Brands, along with HomeTeam Pest Defense, Northwest Exterminating, Western Pest Services and Waltham Pest Services.

Based in Louisville, Ky., OPC Services was founded in 1972 by the late Lamon Blake and his son Donnie Blake. Together, and as a result of their hard work, dedication, strong customer values and appreciation for what every employee has contributed to the company, OPC Services has grown to become the premier pest management company based in Kentucky.

“We are pleased to partner with OPC Services and are very excited about what the future holds for our teams. I have known Donnie Blake for a long time and have admired Donnie and the company he and his family have built,” said Gary Rollins, CEO of Rollins Inc.

"OPC Services goal has always been to provide extraordinary customer service, which aligns with Rollins' mission - to be the best service company in the world," said John Wilson, President and Chief Operating Officer of Rollins Inc.  "We look forward to OPC Services joining our family of brands, and we are excited to share best practices while working together to grow our business."

Donnie Blake added, “The OPC Services family is proud to become a member of the Rollins family of companies. Rollins is at heart a family company with the same dedication OPC Services has for customer satisfaction and employee empowerment. We believe becoming a Rollins’ Specialty Brands Company is the best decision for continuing OPC Service’s brand, core values and culture.  We look forward to the opportunities and services that being a member of the Rollins family of companies will provide our customers and team members.”

LR Tullius represented and acted as exclusive financial advisor to Okolona Pest Control on the transaction.

About Rollins
Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, Rollins UK, Northwest Exterminating, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, www.callnorthwest.com, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the goal of sharing best practices and working together to grow the businesses and the expectation of opportunities provided to OPC Services’ customers and team members provided by being a member of the Rollins family of companies.  The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental and tax regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.

ROL-IR